SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

          On May 11, 2005 the Chief Financial Officer of the Company concluded that the financial statements for the year and quarter ended December 31, 2004 and possibly the other financial quarters of 2004 should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20, following the discovery of certain errors in accounting for inventory at its Tiger Direct, Inc. subsidiary. The need for a restatement was discussed with the audit committee of the Board of Directors and with the Company’s independent accountants.

          The Company is currently reviewing its records to determine which quarters in 2004 were affected and whether the accounting errors may also have affected periods prior to 2004. The Company, upon completion of its review, will restate its historical results for the affected period or periods. The Company presently has no estimate for completion of its review but does not believe that such review will extend beyond the end of May. When the review is complete, the Company will file an amendment to its Form 10-K for 2004 and release its first quarter results. It is presently anticipated, assuming no earlier periods are affected, that net income for the full year ended December 31, 2004 (previously reported as $12.6 million or $.35 per diluted share) will be reduced to a range of approximately $9.0 to $9.6 million or $.25 to $.27 per diluted share.

          As previously disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2004, Systemax is not currently required to comply with Section 404 of the Sarbanes-Oxley Act. The Company has disclosed that it has identified a number of internal control deficiencies that may affect the timeliness and accuracy of recording transactions which have not yet been remediated. The Company is devoting resources to improving its internal controls over financial reporting and accounting for inventory in order to prevent such errors from occurring in the future.

          A press release regarding these matters was issued by the Company on May 11, 2005, a copy of which is filed as an exhibit.

ITEM 9.01      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

99.1	Press release, issued May 11, 2005, regarding the need for a restatement of 2004 financial statements

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: May 11, 2005

EXHIBIT INDEX

99.1	Press release, issued May 11, 2005, regarding the need for a restatement of 2004 financial statements